                                  EXHIBIT 99.17

EQUITY ONE MORTGAGE 04-5 - ATLANTIC ASSET MANAGEMENT, CLASS M3

                                                         Loss Severity       50%
Balance  $8,460,000.00  Delay          24            Servicer Advances      100%
Coupon   5.7            Dated          11/1/2004       Liquidation Lag       12
Settle   11/24/2004     First Payment  12/25/2004  Optional Redemption  Call (N)

                                      -----   -----   ------   ------   ------   --------   -------
                                      3 CDR   4 CDR    5 CDR    6 CDR    7 CDR     8 CDR     9 CDR
                                      -----   -----   ------   ------   ------   --------   -------
                             14 CPR
                Principal Writedown   0.00%   0.00%    0.00%    0.00%   87.53%    100.00%   100.00%
Total Collat Loss (Collat Maturity)   7.71%   9.84%   11.78%   13.58%   15.23%     16.75%    18.17%
                             16 CPR
                Principal Writedown   0.00%   0.00%    0.00%    0.00%   60.60%    100.00%   100.00%
Total Collat Loss (Collat Maturity)   6.93%   8.88%   10.68%   12.35%   13.91%     15.35%    16.70%
                             18 CPR
                Principal Writedown   0.00%   0.00%    0.00%    0.00%   37.61%    100.00%   100.00%
Total Collat Loss (Collat Maturity)   6.27%   8.07%    9.74%   11.31%   12.77%     14.14%    15.42%
                             20 CPR
                Principal Writedown   0.00%   0.00%    0.00%    0.00%   17.40%    100.00%   100.00%
Total Collat Loss (Collat Maturity)   5.72%   7.38%    8.94%   10.40%   11.78%     13.07%    14.30%
                             22 CPR
                Principal Writedown   0.00%   0.00%    0.00%    0.00%    0.00%    100.00%   100.00%
Total Collat Loss (Collat Maturity)   5.24%   6.78%    8.23%    9.61%   10.91%     12.14%    13.31%
                             24 CPR
                Principal Writedown   0.00%   0.00%    0.00%    0.00%    0.00%     81.89%   100.00%
Total Collat Loss (Collat Maturity)   4.82%   6.26%    7.62%    8.91%   10.14%     11.31%    12.42%
                             26 CPR
                Principal Writedown   0.00%   0.00%    0.00%    0.00%    0.00%     61.62%   100.00%
Total Collat Loss (Collat Maturity)   4.46%   5.80%    7.08%    8.29%    9.46%     10.57%    11.63%